UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 27, 2016
(Date of earliest event reported)

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 3, 2016, Glu Mobile Inc. (“Glu”) issued a press release announcing its financial results for the first quarter ended March 31, 2016. A copy of the press release is attached as Exhibit 99.01 to this report. In addition, on May 3, 2016, Glu made available on its corporate website at www.glu.com/investors supplemental slides that were referenced during Glu’s earnings call to discuss its financial results for the first quarter ended March 31, 2016. A copy of such supplemental slides is attached as Exhibit 99.02 to this report.

The information in this Item 2.02, including Exhibits 99.01 and 99.02 to this report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 and in the accompanying Exhibits 99.01 and 99.02 shall not be incorporated by reference into any registration statement or other document filed by Glu with the Securities and Exchange Commission, whether made before or after the date of this report, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 27, 2016, Glu committed to a restructuring plan designed to align its operations with evolving business needs and reduce fixed operating costs.  The actions associated with the restructuring plan are expected to be substantially completed by May 31, 2016 and fully completed by December 31, 2016.

As part of this restructuring, Glu has reduced, or will be reducing, approximately 85 positions; substantially all of these are game development roles within the Company’s action label.   Glu expects to incur pre-tax charges of approximately $2.25 million to $3.0 million.  Glu estimates that approximately $1.5 million of such charges will be related to employee severance and benefits and approximately $750,000 to $1.5 million will be related to lease, contract termination and other costs.  Glu expects to recognize substantially all of the severance and benefits charges during the second quarter of 2016 and substantially all of the lease, contract termination and other costs during the second quarter of 2016 through the first quarter of 2017.  Glu expects substantially all of the severance and benefit charges, and a majority of the lease, contract termination and other costs, to entail cash expenditures.

Item 2.05 of this Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are identified by words such as “plans,” “expects,” “estimates” or “estimated, and other similar words, expressions, and formulations. These forward-looking statements are based upon current expectations and involve risks and uncertainties that could cause the actual amounts to differ materially from those described in this report. Factors that could contribute to such differences include: Glu’s ability to implement the restructuring in various jurisdictions; possible changes in the size and components of the expected costs and charges associated with the restructuring; risks associated with Glu’s ability to achieve the benefits of the restructuring; and the risks detailed in Glu’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, Glu undertakes no obligation to update these statements for revisions or changes after the filing of this Form 8-K.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01     Press release issued by Glu regarding its financial results for the first quarter ended March 31, 2016, dated May 3, 2016

99.02     Supplemental slides made available by Glu on its corporate website on May 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date:	May 3, 2016	By:	/s/ Scott J. Leichtner
			Name:	Scott J. Leichtner
			Title:	Vice President and General Counsel